UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 21, 2005


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                           333-72392                98-0353403
(State or other jurisdiction            (Commission             (I.R.S. Employer
     of incorporation)                   File Number)            Identification)


     8566 E. Via De Ventura Suite G217
              Scottsdale, AZ                                         85258
 (Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8142
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

On December 21, 2005 the Board of Directors  accepted the  resignation of Edward
C. Heisler as President. Mr. Heisler will remain Chairman, CEO, CCO, and Secretary.

Also on December 21, 2005 the Board of Directors appointed Don Allio President, COO, and to the Board of Directors. The Company entered into an Agreement with Mr. Allio for his services. The Agreement is for a term of one year and pays Mr. Allio $10,000 per month plus benefits for his services.

Having begun his career with McDonald's in 1966 as a crew person in New York, Don has nearly forty years in the restaurant industry. Don then relocated to California in 1969 and began his career with the McDonald's Corporation as a 2nd Assistant Manager. Within two years, he was transferred to Bay City, Michigan as a First Assistant Manager and then went on to spend the next 12 years working up through the mid-level management ranks and Regional department leadership positions.

In 1982, Don was promoted Staff Director in Field Training. He then went on to hold the positions within McDonald's Home Office as Director of National Training, Dean of Hamburger University and Department Director of National Training. Don then moved to the Kansas City Region as District Manager in 1987, and in 1989 was promoted Regional Manager where he has held the position of Regional Vice President since 1990 until his retirement from McDonald's in 2001.

After his retirement from McDonald's Don became an owner operator of Mexi-Kenny's Mexican Grill in Gilbert Arizona. While with Mexi-Kenny Mexican Grill Don assisted the franchisor in completing the design and operational systems for the first Mexi-Kenny's, establishing training and hiring policies, and overseeing daily operations for each restaurant.

ITEM 8.01 OTHER EVENTS

The Company recently responded to a letter from the Securities & Exchange Commission dated November 22, 2005, which followed up a telephone conference from November 15, 2005, where the staff of the Securities & Exchange Commission raised a number of regulatory and disclosure issues regarding the Company's obligations under, and compliance with, certain provisions of the federal securities laws and the rules thereunder, as well as with Article 6 of Regulation S-K and Generally Accepted Accounting Principals ("GAAP").

In the response letter to the Securities & Exchange Commission the Company agreed there are serious deficiencies within the Company's filings including reports filed on Forms 10-Q, 10-K, and 1-E and that corrective actions are being taken. The Company also noted they are correcting issues related to the Company's Preferred Stock Rights and debentures.

The Company confirmed they have ceased selling shares, and will not, under any circumstances, sell shares using the Company's amended Form 1-E filed on October

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19, 2005 until the Company has taken all appropriate  corrective action and made
related   disclosures  to  bring  the  Company  in  compliance  with  applicable securities laws, rules and regulations.

The Company also informed the Securities & Exchange Commission that they agree there are problems with the valuation used with the Creative Eateries transaction and that the Company is actively discussing the relevant issues with its accountants and advisers that included possible rescission or restructuring of the transaction.

The complete letter is attached as Exhibit No. 99 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 10: Agreement.

Exhibit No. 99: Letter to Securities & Exchange Commission.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: December 21, 2005

Franchise Capital Corporation

                              By: /s/ Edward C. Heisler
                                 -------------------------------------
                                 Edward C. Heisler, Chairman & CEO

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